EXHIBIT 23





                            Independent Auditors' Consent



          The Board of Directors
          Century Telephone Enterprises, Inc.:


          We consent to incorporation by reference in the Registration Statements (No. 33-17114 and No. 33-47211) on Form S-3, the Registration Statements (No. 33-5836, No. 33-17113, No. 33-46562,
          and No. 33-48554) on Form S-8, the Registration Statements (No. 33-31314 and No. 33-46473) on combined Form S-8 and Form S-3, and the Registration Statements (No. 33-39196, No. 33-48956, and No. 33-50791) on Form S-4 of Century Telephone Enterprises, Inc. of our report dated February 4, 1994, relating to the consolidated balance sheets of Century Telephone Enterprises, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity, and cash flows and related Financial Statement Schedules for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 annual report on Form 10-K of Century Telephone Enterprises, Inc. Our report refers to changes in the methods of accounting for income taxes and postretirement benefits other than pensions in 1992.


          KPMG PEAT MARWICK




          Shreveport, Louisiana
          March 16, 1994